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                                                                       Exhibit 5

                          Whitman Breed Abbott & Morgan
                                 200 Park Avenue
                               New York, NY 10166


                                            September 13, 1996


NAI Technologies, Inc.
2405 Trade Centre Avenue
Longmont, Colorado 80503

               Re: NAI Technologies, Inc.
                   ----------------------

Gentlemen:

               We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by NAI Technologies, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers 400,000 shares (the "Shares") of the Company's common stock, par value $.10 per share, to be issued and sold by the Company to key management employees and directors pursuant to the Company's 1996 Stock Option Plan (the "Plan").

               We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

               Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares proposed to be issued and sold by the Company have been duly authorized for issuance and that the Shares, when issued to and paid for by the purchasers in accordance with the terms of the Plan, will have been validly issued and will be fully paid and non-assessable.



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               We consent to the filing of this opinion as an Exhibit to the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                                  Very truly yours,


                                                  WHITMAN BREED ABBOTT & MORGAN












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